
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from Krupp
Asociates 1980-1 Financial Statements for the nine months ended September 30,
1996 and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                       DEC-31-1996
<PERIOD-END>                            SEP-30-1996
<CASH>                                       36,985
<SECURITIES>                                      0
<RECEIVABLES>                                 3,390
<ALLOWANCES>                                      0
<INVENTORY>                                       0
<CURRENT-ASSETS>                            220,802
<PP&E>                                    4,934,722<F1>
<DEPRECIATION>                          (2,718,549)<F2>
<TOTAL-ASSETS>                            2,477,350
<CURRENT-LIABILITIES>                       947,189
<BONDS>                                   3,476,970<F3>
<PREFERRED-MANDATORY>                             0
<PREFERRED>                                       0
<COMMON>                                (1,946,809)<F4>
<OTHER-SE>                                        0
<TOTAL-LIABILITY-AND-EQUITY>              2,477,350
<SALES>                                           0
<TOTAL-REVENUES>                            833,144<F5>
<CGS>                                             0
<TOTAL-COSTS>                                     0
<OTHER-EXPENSES>                            618,849<F6>
<LOSS-PROVISION>                                  0
<INTEREST-EXPENSE>                          272,436
<INCOME-PRETAX>                                   0
<INCOME-TAX>                                      0
<INCOME-CONTINUING>                               0
<DISCONTINUED>                                    0
<EXTRAORDINARY>                                   0
<CHANGES>                                         0
<NET-INCOME>                               (58,141)
<EPS-PRIMARY>                                     0<F7>
<EPS-DILUTED>                                     0<F7>

<F1>Includes multi-family complex of $4,788,097 and deferred expenses of
 $146,625.
<F2>Includes depreciation of $2,682,241 and amortization of deferred expenses of $36,308.
<F3>Represents mortgage note payable of $2,219,585 and notes to an afiliated party of $1,257,385.
<F4>Deficit of General Partners ($1,285,989) and Limited Partners ($660,820).
<F5>Includes all revenue of the Partnership.
<F6>Includes operating expenses of $380,456, real estate tax expense of
 $102,384 and depreciation and amortization expense of $136,009.
<F7>Net loss allocated ($581) to the General Partners, ($5,233) to the Original
 Limited Partner and ($52,327) to the Investor Limited Partners.   Average
net loss is ($13.08) per Unit of Investor Limited Partner interest for 4,000
 Units outstanding.

